UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2011
CRESTWOOD MIDSTREAM PARTNERS LP
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation or Organization)	001-33631 (Commission File Number)	56-2639586 (IRS Employer Identification No.)
717 Texas Avenue, Suite 3150
Houston, TX 77002
(Address of principal executive offices) (Zip Code)
(832) 519-2200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the o Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the o Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On September 6, 2011, Crestwood Gas Services Holdings LLC, the sole member of Crestwood Gas Services GP LLC (the “General Partner”), the general partner of Crestwood Midstream Partners LP (the “Partnership”), elected Philip W. Cook to serve on the board of directors (the “Board”) of the General Partner to fill the vacancy left by Thomas F. Darden, who resigned from the Board immediately prior to Mr. Cook’s election. Mr. Darden did not resign because of a disagreement with the General Partner or the Partnership on any matter relating to the operations, policies or practices of the General Partner or the Partnership.
     Mr. Cook, 49, has served as the Senior Vice President and Chief Financial Officer of Quicksilver Resources Inc. (“Quicksilver”) since October 2005. From October 2004 until October 2005, Mr. Cook served as President and Chief Financial Officer of a private chemical company. From August 2001 until September 2004, he served as Vice President and Chief Financial Officer of a private oilfield service company. From August 1993 to July 2001, he served in various executive capacities with Burlington Resources Inc. (subsequently merged with ConocoPhillips), a public independent oil and gas company engaged in exploration, development, production and marketing.
     Mr. Cook will be Quicksilver’s designee to the Board. Under the terms of the agreements governing the sale of all of Quicksilver’s interest in the Partnership to Crestwood Holdings Partners, LLC on October 1, 2010, Quicksilver is entitled to appoint a director to the Board until the later of the second anniversary of the closing and such time as Quicksilver generates less than 50% of the Partnership’s consolidated revenue in any fiscal year. Mr. Cook was selected due to his accounting and financial expertise, including extensive experience with capital markets transactions, his knowledge of the energy industry and Quicksilver, our largest customer.
     As a member of the Board, Mr. Cook will receive the standard non-employee director compensation as described under Item 11 “Executive Compensation—Director Compensation” in the Partnership’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2011 (the “2011 Form 10-K”). The Partnership intends to enter into its standard form of indemnity agreement with Mr. Cook.
     Mr. Cook has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through his employment with Quicksilver. For relationships between the Partnership, the General Partner and Quicksilver, please read Item 13 “Certain Relationships and Related Transactions and Director Independence,” which is incorporated by reference from the 2011 Form 10-K.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP
	By:	Crestwood Gas Services GP LLC
its general partner

Date: September 8, 2011	By:	/s/ William G. Manias
William G. Manias
Senior Vice President and Chief Financial Officer